SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

October 9, 2017

(Date of earliest event Reported)

NEXT GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-148987	20-3537265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Brickell Avenue, Suite 2200, Miami, FL, 33131
(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 611-3622

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

NOTE ABOUT FORWARD LOOKING STATEMENTS

Most of the matters discussed within this report include forward-looking statements on our current expectations and projections about future events. In some cases you can identify forward-looking statements by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. Such risks and uncertainties include the risks noted under “Item 1A Risk Factors.” We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 1.01 Entry into a Definitive Material Agreement

On October 9, 2017, Next Group Holdings, Inc, (“NXGH” or the “Company”) signed Convertible Note Redemption and Adjusrment Agreements, with threeseparate Finance Groups that hold an aggregated value of $1,193,627 in Convertible Notes. These Agreements allow NXGH to buy back up to 70% of the outstanding notes over the next 8 months. If NXGH buys back 70% of each noteholder’s principal by Dec 31, 2017, the noteholder’s share price floor will be set at a minimum of $0.05 per share. If NXGH does not buy back 70% of each noteholder’s principal by Dec 31, 2017, the noteholder’s share price floor will be lowered to $0.02 per share.

As stated in the attached Agreements, these noteholders have agreed to release back to the company an aggregated total of 39,836,560 shares which were held as reserve for future conversions.

LG and Cerberus are locked up from converting any notes through June 19, 2018. Quarum Holdings is locked up from converting any notes through Dec.31, 2017

The outstanding principal amounts of the renegotiated notes are with the following entities:

1-	LG Capital Funding LLC- $792,949 (NXGH may redeem up to 70%)
2-	Cerberus Finance Group, Ltd.- $266,310 (NXGH may redeem up to 70%)
3-	Quarum Holdings LLC - $134,368_ (NXGH may redeem up to 70%)

The Company has entered into a Loan Agreement with LimeCom, Inc. wherein LimeCom has agreed to lend to the Company the sum of $513,872.00_ at 6% (six percent) interest per annum to be repaid by the Company in 180 days or six months from the date of the Loan Agreement. The Company has the option to repay the loan to LimeCom, Inc. in cash or restricted shares of common stock of the Company, or a combination thereof. The price per share to be determined by the ten day market average trading price of the Company’s common stock. The Company has further agreed to provide thirty days’ notice to LimeCom, Inc. of its election to repay the note in cash or common stock, or a combination thereof.

Item 9.01 Financial Statements and Exhibit

Exhibit No.	Description
10.1	Convertible Note Redemption and Adjustment Agreement with LG Capital Funding LLC
10.2	Convertible Note Redemption and Adjustment Agreement with Cerberus Finance Group, Ltd
10.3	Convertible Note Redemption and Adjustment Agreement with Quarum Holdings LLC
10.4	Loan Agreement by and between the Company and LimeCom, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2017	NEXT GROUP HOLDINGS, INC.

	By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

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